Exhibit 32.1
CERTIFICATION
     In connection with the Quarterly Report on Form 10-Q of DOVER SADDLERY, INC. (the “Company”) for the fiscal quarter ended June 30, 2006,, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen L. Day	/s/ Michael W. Bruns

Stephen L. Day	Michael W. Bruns
President, Chief Executive Officer and	Chief Financial Officer
Director	(Principal Financial Officer)
(Principal Executive Officer)

Date: August 14, 2006	Date: August 14, 2006